                                                                   EXHIBIT 10.26


                           SEVERANCE AGREEMENT BETWEEN

                              BISHOP K. WALKER AND

                  COMMUNITY BANCSHARES, INC AND COMMUNITY BANK

STATE OF ALABAMA
COUNTY OF BLOUNT

         THIS AGREEMENT made and entered into on this the 9th day of January, 2002, by and between BISHOP K. WALKER, JR., 362 HIGHLANDS. UNION GROVE, AL 35175, hereinafter known as and referred to as "party of the first part" and COMMUNITY BANCSHARES, INC., A DELAWARE CORPORATION, AND COMMUNITY BANK, AN ALABAMA BANKING CORPORATION, P.O. Box 1000, Blountsville, AL 35031, hereinafter known and referred to as "parties of the second part":

                                   WITNESSETH

         WHEREAS, the party of the first part is presently serving as Vice Chairman and Senior Executive Vice President and General Counsel and a member of the Board of Directors of Community Bancshares, Inc., and as Senior Executive Vice President and a member of the Board of Directors of Community Bank; and

         WHEREAS, the party of the first part and the parties of the second part desire to enter into an agreement providing for payment of severance compensation and other severance benefits to the party of the first part by the parties of the second part following the retirement of the party of the first part as an officer, director and general counsel.

         NOW, THEREFORE, in consideration of the retirement of the party of the first part as an officer, director and general counsel of the parties of the second part, the party of the first part and the parties of the second part mutually agree to a severance package in favor of the party of the first part as follows:

         1. Community Bank, an Alabama banking corporation, will pay to the party of the first part the sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000.00) in two equal annual installments, the first annual installment of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) being due and payable on the eighth day after the execution of this Agreement and a second and final annual installment of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) on the 8th day of January, 2003.

         2. The party of the first part, having filed his election for retirement benefits with the parties of the second part on the 26th day of December, 2001, the party of the first part shall commence drawing his retirement benefits on the 1st day of February, 2002 from both the Defined Benefit Plan and the Benefit Restoration Plan of the parties of the second part.

         3. The party of the first part shall be allowed to remain as a participant on the Blue Cross-Blue Shield of Alabama health insurance program of the parties of the second part until such time as he can be covered under Medicare Plans A & B and C-Plus by Blue Cross-Blue Shield of Alabama which is expected to be on or about the 1st day of February, 2002.


                                    Page 151
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         4.       The party of the first part and the parties of the second part will simultaneously with the execution of this Agreement enter into a separate Stock Purchase Agreement.

         5. The parties of the second part shall purchase the 2001 Cadillac Seville presently leased by the parties of the second part for the use and benefit of the party of the first part, and the parties of the second part shall deliver said automobile and a certificate of title thereto to the party of the first part free and clear of all liens, encumbrances and outstanding ownership of rights.

         6. The party of the first agrees that he shall be available for consultations with respect to the business affairs of the parties of the second part during the calendar years 2002 and 2003, and be available to render advice and provide assistance on matters requested of him by senior management and the Board of Directors of the parties of the second part in matters affecting the parties of the second part. Without limiting the generality of the foregoing, the party of the first part agrees that he shall be available for consultation with respect to the issuance of title insurance binders and policies as well as the stock transfer function of the parties of the second part.

         7. The parties recognize that the indemnification provisions of the Certificate of Incorporation and/or By-laws of Community Bancshares, Inc. and the Articles of Incorporation and/or By-laws of Community Bank (the "corporate documents") will govern the right of the party of the first party to be indemnified after the date of his retirement for acts and omissions occurring prior to his retirement. In addition, the parties of the second part acknowledge that the party of the first part will be entitled to indemnification pursuant to their respective corporate documents for actions taken or omitted by the party of the first party in his capacity as a consultant during the term of this Agreement.

         8. The benefits, rights and privileges in favor of the party of the first part under this Agreement shall survive the death of the party of the first part in favor of the personnel representative of the Estate of the party of the first part.

         9. The benefits, rights and privileges in favor of the party of the first part under this Agreement shall not be affected by the sale of the parties of the second part or any agreement to sell by the parties of the second part of any or all of its business assets, including the sale or agreement to sell stock ownerships possessed by the parties of the second part, or either of them.

         10. This Agreement and the contents thereof shall be presented to and approved by the respective Boards of Directors of the respective parties of the second part by appropriate corporate resolutions.

         11. In exchange for and in consideration of the promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the party of the first part, on behalf of himself and his heirs and personal representatives, agrees to release and forever discharge the parties of the second part and their respective officers, directors, agents and employees from any and all suits, claims, charges, causes of action, rights, demands, damages, costs, expenses or attorneys' fees, which he now has or may hereafter have against one or more of them on account of, connected with or growing out of any aspect of his employment with the parties of the second part or termination thereof, including, but not limited to, any claims, rights or demands arising out of any oral or written contractual relationship; any local, state or federal regulation or law, including, but not limited to, (1) the Civil Rights Act of 1991, (2) the Civil

                  Rights Act of 1964, (3) the Civil Rights Act of 1866, (4) the Age Discrimination in Employment Act (ADEA), (5) the Equal Pay Act, (6) the National Labor Relations Act, (7) the Fair Labor Standards Act, (8) the Employee Retirement Income Security Act (ERISA), (9) the Americans with Disabilities Act (ADA), (10) the Workers Adjustment and Retraining Notification Act (WARN),
                  (11) the Consolidated Omnibus Budget Reconciliation Act (COBRA), (12) the Veterans' Reemployment Rights Act, (13) the Alabama Age Discrimination Act, (14) any Workers Compensation claims, (15) the Family Medical Leave Act (FMLA), and (16) and other federal or state statutory or common law theory of liability or damages.

         12. It is understood that this Agreement does not constitute an admission by the parties of the second part of any violation of any federal, state or local law, ordinance, administrative regulation or case or common law theory of liability or damage.

         13. The party of the first part agrees that he will refrain from publicly or privately engaging in any negative, harassing or disparaging remarks or conduct toward the parties of the second part or their directors, management or employees. Upon proof of violation or breach of this Agreement, the parties of the second part shall immediately seek repayment of any compensation or monies paid to the party of the first part set forth in this Agreement. Exercise of this right by the parties of the second part shall in no way limit the right of the parties of the second part to seek all legal and equitable damages and/or remedies arising out of the party of the first part's breach of any provision of this Agreement.

         14. The party of the first part waives all claims or rights to employment or re-employment with the parties of the second part.

         15. The terms and provisions of this Agreement and the enforcement thereof shall be governed by the laws of the State of Alabama.

         16. By his signature below, the party of the first part acknowledges that he has carefully read and understands this Agreement and has entered into it knowingly and voluntarily intending to be bound by its terms. The party of the first part further acknowledges that he has been given at least forty-five (45) days to review and consider this Agreement and has been advised to consult with his attorney before signing it. The party of the first part understands that he may revoke the acceptance of this Agreement within seven (7) days of such acceptance (which acceptance is indicated by the his signature below). If the party of the first part chooses to revoke such acceptance, he understands he must do so in writing to Ounita Wilks, Vice President of Human Resources. The party of the first part understands that this Agreement will not be effective until the seven day revocation period has passed. The party of the first part understands that his acceptance of the consideration stated above and his execution of this Agreement are intended to bar any and all disputes arising out of his employment with the parties of the second part or the termination of such employment.

         IN WITNESS WHEREOF, Bishop K. Walker, Jr. as party of the first part, has hereunto set his hand and signature on the day, month and year first above written, and Community Bancshares, Inc., a Delaware corporation, and Community Bank, an Alabama banking corporation, as parties of the second part, acting by and through their respective Chairmans of Board of Directors, has caused this Agreement to be executed for and as the act of Community Bancshares, Inc. and Community Bank on the day, month and year first above written.



/s/ William H. Caughran              /s/ Bishop K. Walker, Jr.
------------------------------           --------------------------------------
WITNESS                              BISHOP K. WALKER, JR. - PARTY OF THE
                                     FIRST PART


                                     COMMUNITY BANCSHARES, INC., A
                                     DELAWARE CORPORATION - PARTY OF THE
                                     SECOND PART



ATTEST:                              BY: /s/ Kennon R. Patterson, Sr.
                                         --------------------------------------
                                         CHAIRMAN OF ITS BOARD
                                            OF DIRECTORS



/s/ William H. Caughran
------------------------------
BOARD SECRETARY


                                     COMMUNITY BANK, AN ALABAMA
                                     BANKING CORPORATION - PARTY OF THE SECOND
                                     PART



ATTEST:                              BY: /s/ Kennon R. Patterson, Sr.
                                         --------------------------------------
                                         CHAIRMAN OF ITS BOARD OF
                                           DIRECTORS



/s/ William H. Caughran
------------------------------
BOARD SECRETARY